Exhibit 5.2

Consent of Independent Auditor

We hereby consent to the use in this registration statement on Form F-10 of Pembina Pipeline Corporation of our report dated February 28, 2017 relating to the financial statements of Veresen Inc., which appears in such registration statement.

We also consent to the reference to us under the headings “Auditors, Transfer Agent and Registrar” and “Interests of Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

July 27, 2017